<PAGE 1>
EXHIBIT 8


                          REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of September 13, 1996 (this "Agreement"), is made by and between RADIUS INC., a California corporation (the "Company"), and the person named on the signature page hereto (the "Initial Investor").

                       W I T N E S S E T H:

WHEREAS, in connection with each of the Subscription Agreements, between certain unsecured creditors of the Company ("Creditors") and the Company (the "Subscription Agreements"), the Company has issued and sold to the Creditors shares (the "Shares") of Common Stock, no par value (the "Common Stock") and certain Common Stock Purchase Rights ("Rights") in satisfaction of certain claims of such Creditors as set forth in the Subscription Agreements;

WHEREAS, the Company has issued to IBM Credit Corporation ("IBM Credit") shares of Series A Convertible Preferred Stock (the "Series A Preferred") and Warrants ("Warrants") to purchase 600,000 shares of Common Stock in satisfaction of certain outstanding indebtedness of the Company to IBM Credit and extension by IBM Credit of an advance of up to $500,000 as well as the restructuring of the Company's remaining indebtedness to IBM Credit (such transactions with IBM Credit are collectively referred to herein as the "Restructuring");

WHEREAS, the Company has issued or will issue to certain unsecured creditors ("Key Suppliers") Warrants to purchase an aggregate of 600,000 shares of Common Stock;

WHEREAS, to induce (i) the Creditors to execute and deliver the Subscription Agreements, (ii) IBM Credit to enter into the Restructuring and, (iii) the Key Suppliers to accept Warrants to ensure favorable credit and supply terms, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws with respect to the Registrable Securities (defined below);

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agree as follows:


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1.   Definitions.

As used in this Agreement, the following terms shall have the following meanings:

(a)  "Demand Securities" means the Warrant Shares and the
Dividend Shares.
















































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<PAGE 2>
(b) "Demand Registration" means a registration effected pursuant to Section 2(b) hereof.

(c) "Dividend Shares" means any shares of Common Stock issuable in lieu of cash dividends paid or to be paid on the Series A
Preferred.

(d) "Effectiveness Period" means with respect to (i) the Shelf Registration, a period of 24 consecutive months from the effective date of the Registration Statement relating to the Initial Registration and (ii) any Demand Registration, a period of 90 consecutive days from the effective date of the Demand Registration and excluding any period of time in which the Effectiveness Period may be suspended pursuant to the provisions of clauses (i)-(iv) of Section 3(a).

(e) "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) "Holdover Securities" means Registrable Securities which are held by an Investor after the end of the Effectiveness Period for the Shelf Registration and which Investor also holds Demand
Securities.

(g) "Initial Registration" means a registration effected pursuant to Section 2(a) hereof.

(h) "Investor" means the Initial Investor and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

(i) "register," "registered" and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and, to the extent required hereunder, pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

(j)  "Registrable Securities" means the Shares, the Warrant
Shares, the Dividend Shares, the Rights Shares, the Series A
Shares, the Series A Preferred and the Warrants.

(k) "Registration Statement" means a registration statement of the Company under the Securities Act with respect to the Shelf
Registration or the Demand Registration, as the case may be.

(l) "Registration Termination Date" means the date on which the Company's obligation to register or maintain any registration with respect to any Registrable Securities terminates as provided in Section 11 hereof.


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(m)  "Rights Shares" means shares of Common Stock issued or issuable pursuant to the Rights issued to the Creditors pursuant to the Subscription Agreements.

(n)  "Rule 144" means Rule 144 under the Securities Act, as such
Rule may be amended from time to time, or any similar rule or

















































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<PAGE 3>
regulation hereafter adopted by the SEC.

(o)  "Rule 415" means Rule 415 under the Securities Act, as such
Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

(p)  "SEC" means the U.S. Securities and Exchange Commission.

(q) "Securities Act" means the Securities Act of 1933, as amended.

(r) "Series A Shares" means shares of Common Stock issued or issuable upon conversion of the Series A Preferred.

(s)  "Shelf Registration" means the Initial Registration and any
Subsequent Registration.

(t)  "Subsequent Registration" has the meaning specified in
Section 2 hereof.

(u) "Target Effective Date" means 60 days after the issuance of the Shares.

(v) "Target Filing Date" means 10 days after the issuance of the Shares.

(w) "Underwritten Offering" means an underwritten public offering on a firm commitment basis.

(x) "Warrant Shares" means shares of Common Stock issued or issuable upon exercise of the Warrants issued to IBM Credit and the Key Suppliers.

2.   Registration.

(a)  Initial Registration.

(i) The Company shall prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities. The Initial Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by such holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). Such filing shall be made on or before the Target Filing Date. The Company shall use its best efforts to have such Initial Registration declared effective on or before the Target Effective Date and to keep the Initial Registration continuously effective under the Securities Act until the earlier to occur of the date that is 24 months from the effectiveness date of the Initial Registration (the "Initial Effectiveness Period") or the Registration Termination Date.



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(ii) If the Initial Registration or a Subsequent Registration
ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the occurrence of the Registration Termination Date with respect to the Registrable Securities covered thereby), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending


















































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<PAGE 4>
the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness file an amendment to the Initial Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Registration"). If a Subsequent Registration is filed, the Company shall use its best efforts to cause the Subsequent Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective until the earlier to occur of the end of the Effectiveness Period or the Registration Termination Date.

(iii)     The Company shall supplement and amend the Shelf
Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration, if required by the Securities Act.

(b)  Demand Registration.

(i) If the Company shall receive at any time after the end of the Effectiveness Period for the
Shelf Registration, a written request from the Investors of at least thirty-three percent (33%) of the Demand Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of the Demand Securities pursuant to this Section 2(b), then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("Request Notice") to all Investors, and file within thirty (30) days and use its best efforts to cause such Registration Statement to become effective within an additional thirty (30) days, the Registration Statement covering all Demand Securities which Investors request to be registered and included in such registration by written notice given such Investors to the Company within twenty (20) days after receipt of the Request Notice; provided that the Registrable Securities requested by all Investors to be registered pursuant to such request must be at least thirty-three percent (33%) of all Demand Securities then outstanding; provided further, that in the event the proposed offering described in the Request Notice is an Underwritten Offering, then additional Holdover Securities (other than Warrants and Series A Preferred) held by Investors may be included in the registration described in the Request Notice, subject to compliance with subsection (ii) below.

(ii) If the Investors initiating the registration request under this Section 2(b) ("Initiating Investors") intend to distribute the Demand Securities covered by their request by means of an Underwritten Offering, then they shall so advise the Company as a part of their request made pursuant to this Section 2(b) and the


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Company shall include such information in the Request Notice referred to in subsection (i) of this Section 2(b). In such event, the right of any Investor to include his Demand Securities and, if applicable, Holdover Securities in such registration shall be conditioned upon such Investor's participation in such Underwritten Offering and the inclusion of such Investor's Demand Securities in the Underwritten Offering (unless otherwise mutually agreed by a majority in interest of the Initiating Investors and such Investor) to the extent provided herein. All Investors proposing to distribute their securities through such Underwritten Offering shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such Underwritten Offering by the Company. Notwithstanding any other provision of this Section 2(b), if the










































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<PAGE 5>
underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Investors owning Demand Securities and, if applicable, Holdover Securities, which would otherwise be registered and underwritten pursuant hereto, and the number of Demand Securities and, if applicable, Holdover Securities, that may be included in the Underwritten Offering shall be reduced as required by the underwriter(s) and allocated among the Investors owning Demand Securities and, if applicable, Holdover Securities, on a pro rata basis according to the number of Demand Securities and, if applicable, Holdover Securities, then outstanding held by each Investor requesting registration (including the Initiating Investors).

(iii) Maximum Number of Demand Registrations. The Company is obligated to effect only two (2) such registrations pursuant to this Section 2(b) in any calendar year.

(iv) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Investors requesting a Demand Registration, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Investors; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

(v) Form S-3 Registration. In lieu of the Company's obligation to effect Demand Registrations pursuant to this Section 2(b), the Company may, at its election, at any time after the Effectiveness Period of the Shelf Registration, prepare, file and cause to be effective a Registration Statement on Form S-3, and subject to the provisions of Section 3(a), keep such Registration Statement effective pursuant to Rule 415 until the Registration Termination Date. Upon the effectiveness of such Registration Statement on Form S-3, the Investors shall no longer be permitted to effect a Demand Registration.

3. Obligations of the Company. In connection with the registration of the Registrable Securities pursuant to this Agreement, the Company shall:

(a) prepare promptly and file with the SEC promptly (but in no event later than as is set forth in Section 2 hereof) a Registration Statement with respect to all Registrable Securities to be included therein, and thereafter use its best efforts to cause the Registration Statement to become effective as soon as reasonably possible after such filing, and keep the Registration


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Statement effective pursuant to Rule 415 (except in the case of an underwritten offering, for which Rule 415 will not be used) at all times during the Effectiveness Period or until the Registration Termination Date, whichever occurs first, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading provided, however, that each Investor shall have complied with its obligations under Section 4 with respect to the Registrable Securities of such Investor to be












































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<PAGE 6>
included in the Registration Statement. Notwithstanding the foregoing, in the event that (i) any request is made by the SEC or any other federal or state governmental authority during the Effectiveness Period for amendments or supplements to a Registration Statement or related prospectus, (ii) any event occurs that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) during the Effective Period for the Shelf Registration, the Company becomes eligible to utilize From S-3 (in which case, the Company shall be permitted to terminate the effectiveness of the Initial Registration and file a Registration Statement on Form S-3 and use its best efforts to cause such Registration Statement to become effective within thirty (30) days with respect to the Registrable Securities), or
(iv) in the judgment of the Company, it is advisable to suspend use of the prospectus included in such Registration Statement for a discrete period of time due to pending corporate developments (including the pending automatic conversion of the Series A Shares referred to in Section 7.2(a) of Article III of the Company's Articles of Incorporation, as amended, in which case such discrete period shall be one day), public filings with the SEC or similar events, then the Company shall deliver a certificate in writing to the Investors whose Registrable Securities are included in the Registration Statement to the effect of the foregoing and, upon receipt of such certificate, the use of the Registration Statement and prospectus will be deferred or suspended and will not recommence until such Investor's receipt of copies of the supplemented or amended prospectus, or until such Investors are advised in writing by the Company that the prospectus may be used, and until such Investors have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. The Company will use its best efforts to ensure that the use of the Registration Statement and prospectus may be resumed, as soon as practicable and, in the case of a pending development, filing or event referred to in (iv) above, as soon, in the judgment of the Company, as disclosure of the material information relating to such pending development, filing or event would not have a materially adverse effect on the Company's ability to consummate the transaction, if any, to which such development, filing or event relates. Notwithstanding the foregoing or any other provision of this Agreement, the period during which the Company shall be required to maintain the


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effectiveness of a Registration Statement with respect to a
Demand Registration shall be extended by 1 day for each full or partial day during which the use of such Registration Statement or prospectus is deferred or suspended by the Company in accordance with this Section 2(b);

(b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Shelf Registration or Demand Registration effective at all times until the end of the Effectiveness Period or the Registration Termination Date, whichever occurs first, and, during such period, comply with the provisions of the Securities Act with










































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<PAGE 7>
respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

(c) furnish to each Investor whose Registrable Securities are included in the Registration Statement, such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

(d) use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Shelf Registration or Demand Registration under such other securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Securities or Demand Securities, as applicable, being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times until the end of the Effectiveness Period or the Registration Termination Date, whichever occurs first, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities or Demand Securities, as applicable, for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (I) quality to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (II) subject itself to general taxation in any such jurisdiction,
(III) file a general consent to service of process in any such jurisdiction, (IV) provide any undertakings that cause more than nominal expense or burden to the Company or (V) make any change in its charter or by-laws;

(e) as promptly as practicable after becoming aware of such event, notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Shelf Registration or Demand Registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

(f) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities


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being sold (or, in the event of an Underwritten Offering, the managing underwriters) of the issuance by the SEC (or any state agency) of any stop order or other suspension of effectiveness of any Registration Statement (or state qualification) at the earliest possible time;

(g) permit a single firm of counsel designated as selling shareholders' counsel by the Investors to review a Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, provided, however, any such objection to the filing of any Registration Statement or amendment thereto or any prospectus or supplement












































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<PAGE 8>
thereto shall be made by written notice (the "Objection Notice") delivered to the Company no later than three (3) Business Days after the party or parties asserting such objection receives draft copies of the documents that the Company proposes to file. The Objection Notice shall set forth the objections and the specific areas in the draft documents where such objections arise, and shall not file any document in a form to which such counsel reasonably objects, provided that the Company shall be permitted to take such actions that are required to comply with applicable law;

(h) make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities
Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of any Registration Statement and any post effective amendment thereto;

(i) make available for inspection by any Investor, any underwriter participating to any Underwritten Offering, and any attorney, accountant or other agent retained by any such Investor or underwriter (collectively, the "Inspectors"), all pertinent documents of the Company (collectively, the "Records"), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, if and to the extent it has any such responsibility under the Securities Act, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other non-public information relating to the Company received by such Inspector unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement; and provided further, however, that in the event any Investor obtains material nonpublic information concerning the Company pursuant to this Section 3(i) or Section 3(a) or 3(e) or otherwise, such Investor shall not purchase or sell or otherwise trade in any securities of the Company in violation of applicable law until such information is made public by the Company. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(i). Each Investor agrees that it shall, upon


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learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction, given prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential;

(j) use its best efforts either to (i) cause all the Registrable Securities covered by any Registration Statement to be listed on a national securities exchange, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure the quotation of the Registrable Securities on the Nasdaq National Market if such quotation is then permitted under the rules of the Nasdaq;










































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<PAGE 9>
(k) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of any Registration Statement;

(l) cooperate with the Investors who hold Registrable Securities being sold and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold pursuant to the Shelf Registration or Demand Registration, as the case may be, and enable such certificates to be in such denominations or amounts as the case may be, and registered in such names as the managing underwriter or underwriters, if any, or the Investors may reasonable request; and

(m) take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable
Securities pursuant to the Registration Statement.

4. Obligations of the Investors. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

(a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to any Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to the effect the registration of the Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least fifteen (15) days prior to the first anticipated filing date of the Shelf Registration or the Demand Registration, as the case may be, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. If within five (5) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file the Shelf Registration or the Demand Registration, as the case may be, without including Registrable Securities of such Non-Responsive Investor;

(b) Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;



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(c)  Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of any kind described in Section 3(e) or 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;











































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<PAGE 10>
(d) No Investor may participate in any Underwritten Offering hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting and legal expenses of the underwriters applicable with respect to its Registrable Securities, in each case to the extent not payable by the Company pursuant to the terms of this Agreement;

(e) No Investor shall include the Investor's Registrable Securities in any Registration Statement relating to a Demand Registration unless the Investor has at such time a current intent to sell such Registrable Securities, and by including such Registrable Securities in such Registration Statement, the Investor will be deemed to represent to the Company that the Investor has such intent. Any sale of any Registrable Securities by any Investor under any Registration Statement will constitute a representation and warranty by such Investor that the information relating to such Investor and its plan of distribution is as set forth in the prospectus prepared by the Company and furnished to such Investor for use in connection with such disposition, and such prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to such Investor or its plan of distribution and that such prospectus does not as of the time of such sale omit to state any material fact relating to such Investor or its plan of distribution necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading;

(f) Each Investor agrees that, in disposing of any Registrable Securities pursuant to any Registration Statement, the Investor will cause the disposition to be made in accordance with the terms of the Registration Statement, including the plan of distribution described therein, and will comply with all applicable securities laws, including Rules 10b-2, 10b-5, 10b-6 and 10b-7 promulgated under the Exchange Act. Each Investor agrees that in selling any Registrable Securities under any Registration Statement, the Investor will deliver the current prospectus contained in the Registration Statement, as amended and supplemented, to all persons as required by the Securities Act and the regulations thereunder and will comply with any applicable "blue sky" laws and regulations in connection with the disposition of such shares.

(g) Each Investor hereby agrees that it shall not, to the extent requested by an underwriter of securities of the Company, sell or


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otherwise transfer or dispose of any Registrable Securities or other securities of the Company then owned by such Investor (other than to donees or affiliates of the Investor who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that all executive officers and directors of the Company then holding Common Stock of the Company enter into similar agreements. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Investor (and











































                            -  -









<PAGE 11>
the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

5. Expenses of Registration. All expenses, other than underwriting discounts and commissions and brokerage commissions and other fees and expenses of investment bankers, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company and counsel for the Investors as provided in Section 3(g), shall be borne by the Company; provided, however, that the Investors shall bear the fees and out-of-pocket expenses of their legal counsel, if any, selected by the Investors pursuant to Subsection (ii) of Section 2(b) hereof in the case of an Underwritten Offering. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2(b) if the registration request is subsequently withdrawn at the request of the Investors of a majority of the Demand Securities to be registered, unless the Investors of a majority of the Demand Securities then outstanding agree to forfeit their right to one
(1) demand registration pursuant to this Section 2(b) (in which case such right shall be forfeited by all Investors holding Demand Securities).

6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, each person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act, and, in the case of a Demand Registration, if the Registration Statement is for an underwritten offering, any underwriter (as defined in the Securities Act) for the Investors, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in any Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or


                            -  -









necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, any state securities law or any rule or regulation by the Company of the Securities Act, the












































                            -  -









<PAGE 12>
Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse the Indemnified Persons, promptly as such expense are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (I) shall not apply to a Claim arising out of or based upon (A) a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person (to the extent such information was provided by or on behalf of such Indemnified Person)expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof or (B) any violation by an Investor of the Investor's obligations under this Agreement; (II) with respect to any preliminary prospectus shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; and
(III) shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, provided, however, that if such claim is settled without the consent of the Company and such claim is subsequently reduced to a final, non appealable judgment or settlement which is adverse to the Company, then the provisions of this clause III shall be of no effect. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

(b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any other shareholder and, in the case of a Demand Registration, any underwriter selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such shareholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to


                            -  -









which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon (i) any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim or (ii) any violation by any Investor of such Investor's obligations under this Agreement; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without











































                            -  -









<PAGE 13>
the prior written consent of such Investor, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

(c) The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing by such persons expressly for inclusion in the Registration Statement.

(d) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Indemnified Persons; such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities and shall be approved by the Company, such approval not to be unreasonably withheld. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense,


                            -  -









as such expense, loss, damage or liability is incurred and is due and payable.

7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6,
(b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of








































                            -  -









<PAGE 14>
Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8. Reports under Exchange Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9. Assignment of the Registration Rights. The rights to have the Company register Registrable Securities other than Rights Shares pursuant to this Agreement shall be automatically assigned by the Investors to transferees or assignees of all of any portion of such securities only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned,
(c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein and
(e) the transfer or assignment is made in compliance with the transfer restrictions in any Subscription Agreement, Rights Agreement, Warrant Agreement, or Series A Preferred Purchase Agreement, as applicable.




                            -  -









10. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a majority in interest of the Registrable Securities with each share of Series A Preferred and each Series A Share being treated as one security and each Warrant and each Warrant Share being treated as one security.
Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.














































                            -  -









<PAGE 15>
11. Term. The term of this Agreement and the obligations of the parties hereunder (other than their obligations under Sections 5, 6 and 7, which will continue) will end (the "Registration Termination Date") (i) with respect to Registrable Securities other than Demand Shares or Holdover Securities, on the earlier to occur of (A) the sale of the Registrable Securities, or (B) at the end of the Effectiveness Period for the Shelf Registration, and (ii) with respect to the Demand Shares and Holdover Securities, on the earlier to occur of (A) the sale of the Demand Securities and Holdover Securities, or (B) 24 months from the date of issuance of such securities. In no event will the Company be required to register hereunder or maintain any registration hereunder of any Registrable Securities that are then eligible for resale under Rule 144.

12.  Miscellaneous.

(a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier or overnight delivery service, by telephone, facsimile transmission or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage prepaid (i) if to the Company, at Radius Inc., 215 Moffett Park Drive, Sunnyvale, California 94089, Attention: President, (ii) if to the Initial Investor, at the address set forth under its name in the Subscription Agreement and (iii) if to any other Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 12(b), and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four days after deposit with the United States Postal Service.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a wavier thereof.

(d) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the


                            -  -









extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.












































                            -  -









<PAGE 16>
(f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

(g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

(h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

RADIUS INC.

By: /s/ Charles W. Berger
     Name: Charles W. Berger
     Title: Chairman and CEO


INITIAL INVESTOR:

Name: IBM Credit Corporation

By: /s/ Philip N. Morse
     Name: Philip N. Morse
     Title: Director Remarketer Financing Portfolio Controls

Permanent Address:

IBM Credit Corporation
1133 Westchester Avenue
White Plains, New York 10604


Taxpayer Identification Number
(required by transfer agent): 22-2351962